Exhibit 10.36

INTERIM CHIEF EXECUTIVE OFFICER EMPLOYMENT AGREEMENT

This Interim Chief Executive Officer Employment Agreement (this “Agreement”) is entered into by and between Pyxis Oncology, Inc., a Delaware corporation (the “Company”), and Tom Civik (“Executive”), and is effective as of February 2, 2026 (the “Effective Date”).

1. Position and Duties

Executive shall serve as Interim Chief Executive Officer of the Company, reporting to the Company’s Board of Directors (the “Board”). Executive shall perform such duties and responsibilities as are customarily associated with the position of chief executive officer and as may be assigned by the Board from time to time. Executive shall devote such time and attention as is reasonably necessary to perform Executive’s duties during the Interim Term (as defined below).

2. Interim Term

Executive’s service as Interim Chief Executive Officer shall commence on the Effective Date and shall continue until the earliest of: (a) termination pursuant to Section 7, or (b) the appointment of a permanent Chief Executive Officer (the “Interim Term”). Continuation of the Interim Term shall be subject to ratification by the Board at each regular quarterly Board meeting.

3. Compensation

(a) Base Salary

During the Interim Term, Executive shall receive an annualized base salary of $710,000, payable in accordance with the Company’s regular payroll practices and subject to applicable withholdings.

(b) Bonus

Executive shall be eligible for a target bonus equal to 60% of Executive’s annualized base salary, prorated based on Executive’s period of service during the Interim Term and contingent upon the achievement of objectives established by the Board. Any bonus, if earned, shall be paid in accordance with Company practice.

(c) Equity Compensation

(i) Base Equity Grant. Subject to Board approval, Executive shall be granted an option to purchase a number of shares of the Company’s common stock representing 1.1% of the Company’s outstanding shares common stock as of the Effective Date (the “Initial Stock Option Grant”), vesting in 12-equal monthly installments during Executive’s service as Interim Chief Executive Officer, commencing on the Effective Date. For clarity, upon termination of Executive’s service as Interim Chief Executive Officer, the Initial Stock Option Grant will cease vesting and any unvested portion of the Initial Stock Option Grant will be forfeited. Except as set forth in this Section 3(c)(i), the Initial Stock Option Grant will be made subject to and in accordance with the Company’s 2021 Equity and Incentive Plan (the “2021 Plan”) and standard form stock option agreement issued thereunder.

(ii) Milestone Equity Grant. Subject to Board approval, Executive shall be granted an option to purchase a number of shares of the Company’s common stock representing 0.4% of the Company’s outstanding common stock as of the Effective Date (the “Top-up Grant”), which shall be fully vested upon the completion of a successful financing transaction or a successful strategic transaction (“Strategic Transactions”) during the Interim Term or within six months thereafter, in each case as mutually agreed by Executive and the Board acting in good faith. The Top-up Grant will be granted under the 2021 Plan and the standard form stock option agreement issued thereunder. As promptly as reasonably practicable following the Effective Date, Executive and the Board will mutually establish the qualifications for the Strategic Transactions.

(iii) Equity Cap. In no event shall the total equity granted to Executive in connection with Executive’s service as Interim Chief Executive Officer exceed 1.5% of the Company’s outstanding common stock as of the Effective Date.

(d) Travel and Housing Expenses

During the Interim Term, the Company shall reimburse Executive for reasonable and documented travel, lodging, and temporary housing expenses incurred by Executive in connection with Executive’s travel from Executive’s primary residence to the Company’s principal offices in Boston, Massachusetts, and Executive’s performance of services for the Company in Boston (collectively, the “Travel and Housing Expenses”), in accordance with Company expense reimbursement policies as in effect from time to time.

The parties intend that such Travel and Housing Expenses constitute ordinary and necessary business expenses of the Company to the maximum extent permitted under applicable law and be reimbursed in a manner intended to qualify as non-taxable reimbursements under an accountable plan within the meaning of Treasury Regulation Section 1.162-17 and related guidance, to the extent possible. Executive shall provide such substantiation and documentation as reasonably requested by the Company to support the business purpose of such expenses.

Notwithstanding the foregoing, to the extent any reimbursed Travel and Housing Expenses are determined to constitute taxable income to Executive under applicable law, such amounts shall be treated as taxable compensation and subject to applicable withholding.

(e) Withholding

The Company shall withhold from any amounts payable to Executive all taxes required to be withheld pursuant to applicable law.

4. Benefits and Expenses

(a) Benefits

During the Interim Term, Executive shall be eligible to participate in employee benefit plans and programs made available by the Company to similarly situated senior executives, subject to the terms of such plans and programs.

(b) Expenses

The Company shall reimburse Executive for reasonable business expenses incurred in the performance of Executive’s duties, in accordance with Company policy.

5. Proprietary Information and Inventions

Executive acknowledges his obligations under the Company’s standard form Proprietary Information and Inventions Agreement dated as of the Effective Date (the “PIIA”). For the avoidance of doubt, nothing in the PIIA will prohibit or restrict Executive from responding to any inquiry, or otherwise communicating with, any federal, state or local administrative or regulatory agency or authority or participating in an investigation conducted by any governmental agency or authority. Executive cannot be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and (B) solely for the purpose of reporting or investigating a suspected violation of law; or that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. As a result, the Company and you shall have the right to disclose trade secrets in confidence to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. Each of the Company and Executive also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. Nothing in the PIIA is intended to conflict with that right or to create liability for disclosures of trade secrets that are expressly allowed by the foregoing.

6. At-Will Employment

Executive’s employment with the Company is at will, meaning that either the Company or Executive may terminate the employment relationship at any time, with or without Cause (as defined in the 2021 Plan) or advance notice, subject to Section 7. The conclusion of the Interim Term or the appointment of a permanent Chief Executive Officer shall not, by itself, constitute termination for Cause. Notwithstanding the provisions of this Section 6 to the contrary, the Board will affirm the continuation of Executive’s employment as Interim Chief Executive Officer at each regular quarterly Board meeting of the Company.

7. Severance

Executive shall not be entitled to severance pay, bonus continuation, or post-termination benefits in connection with the conclusion of the Interim Term, the appointment of a permanent Chief Executive Officer, or any termination of Executive’s employment, except for payment of Accrued Benefits.

For purposes of this Agreement, “Accrued Benefits” means: (a) unpaid base salary earned through the date of termination, (b) reimbursement of any unreimbursed business expenses properly incurred prior to termination, and (c) any benefits to which Executive is entitled under applicable Company benefit plans in accordance with their terms.

8. No Inconsistent Obligations

Executive represents and warrants that Executive is not subject to any obligation that would conflict with Executive’s duties under this Agreement or prevent Executive from performing such duties.

9. Compliance with Section 409A

This Agreement is intended to comply with, or be exempt from, Section 409A of the Internal Revenue Code of 1986, as amended, and shall be interpreted accordingly.

10. Miscellaneous

(a) Entire Agreement

This Agreement, together with the agreements referenced herein, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings relating thereto.

(b) Amendment

This Agreement may be amended only by a written agreement signed by both the Company and Executive.

(c) Assignment

Executive may not assign this Agreement. The Company may assign this Agreement to a successor.

(d) Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to conflicts of law principles.

IN WITNESS WHEREOF, the parties have executed this Interim Chief Executive Officer Employment Agreement as of the Effective Date first written above.

PYXIS ONCOLOGY, INC.

By: /s/ John Flavin

John Flavin

Chairman of the Board

ACCEPTED AND AGREED:

/s/ Thomas Civik

Date: 02/03/2026